UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2019 (October 28, 2019)

B. RILEY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37503	27-0223495
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21255 Burbank Boulevard, Suite 400
Woodland Hills, California 91367
(818) 884-3737
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RILY	Nasdaq Global Market
Depositary Shares (each representing a 1/1000th interest in a 6.875% Series A Cumulative Perpetual Preferred Share, par value $0.0001 per share)	RILYP	Nasdaq Global Market
7.25% Senior Notes due 2027	RILYG	Nasdaq Global Market
7.50% Senior Notes due 2027	RILYZ	Nasdaq Global Market
7.375% Senior Notes due 2023	RILYH	Nasdaq Global Market
6.875% Senior Notes due 2023	RILYI	Nasdaq Global Market
7.50% Senior Notes due 2021	RILYL	Nasdaq Global Market
6.75% Senior Notes due 2024	RILYO	Nasdaq Global Market
6.50% Senior Notes due 2026	RILYN	Nasdaq Global Market
(Title of Class)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 28, 2019, B. Riley Brand Management LLC (the “B. Riley Member”), an indirect wholly owned subsidiary of B. Riley Financial, Inc. (the “Company”), completed its previously announced acquisition (the “Closing”) of a majority of the equity interest in BR Brand Holdings LLC (the “Operating Company”) pursuant to the terms of a Membership Interest Purchase Agreement, dated as of October 11, 2019 (the “MIPA”) by and among the Company, the B. Riley Member, BR Brand Acquisition LLC (the “BR Brand Member”) and the Operating Company.

In connection with the Closing, the B. Riley Member acquired the majority equity interest in the Operating Company in exchange for (i) aggregate consideration of $116.5 million in cash, $78.25 million of which was paid at the Closing, and the remainder of which will be paid on or before November 4, 2019, and (ii) the issuance by the Company to Bluestar Alliance LLC (“Bluestar”), an affiliate of the BR Brand Member, of a warrant to purchase up to 200,000 shares of the Company’s Common Stock, par value $0.001 per share, on the terms and subject to the vesting conditions described in the Company’s Current Report on Form 8-K filed on October 18, 2019. In connection with the Closing, the BR Brand Member has also caused the transfer of certain trademarks, domain names, license agreements and related assets from existing brand owners to the Operating Company.

The foregoing description of the transactions contemplated by the MIPA does not purport to be complete and is qualified in its entirety by the full text of the MIPA, a copy of which is attached hereto as Exhibit 2.1.

Item 8.01 Other Events

At the Closing, the Company, Bluestar and certain of their affiliates (including the B. Riley Member and the BR Brand Member) entered into an amended and restated operating agreement for the Operating Company and the other commercial agreements described in the Company’s Current Report on Form 8-K filed on October 18, 2019.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Company intends to file the financial statements of the business acquired under cover of Form 8-K/A no later than 71 calendar days after the date this Report is required to be filed.

(b) Pro Forma Financial Information.

The Company intends to file pro forma financial information under cover of Form 8-K/A not later than 71 calendar days after the date that this Report is required to be filed.

(d) Exhibits.

Exhibit
Number	Description

2.1*	Membership Interest Purchase Agreement, dated as of October 11, 2019 by and among B. Riley Financial, Inc., B. Riley Brand Management LLC, BR Brand Acquisition LLC and BR Brand Holdings LLC.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule or exhibit so furnished

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B. Riley Financial, Inc.

Date: November 1, 2019	By:	/s/ Phillip J. Ahn
	Name:	Phillip J. Ahn
	Title:	Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1*	Membership Interest Purchase Agreement, dated as of October 11, 2019 by and among B. Riley Financial, Inc., B. Riley Brand Management LLC, BR Brand Acquisition LLC and BR Brand Holdings LLC.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule or exhibit so furnished.

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